Exhibit 99.1

April 29, 2016	FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642
Cabot Oil & Gas Corporation Announces First Quarter 2016 Financial and Operating Results
HOUSTON, April 29, 2016/PRNewswire/ -- Cabot Oil & Gas Corporation (NYSE: COG) (“Cabot” or the “Company”) today reported financial and operating results for the first quarter of 2016.
"Cabot’s results for the quarter highlight our commitment to financial discipline, which was evident by our ability to fully fund our investing activities with operating cash flow and proceeds from a non-core divestiture," said Dan O. Dinges, Chairman, President and Chief Executive Officer. "Our positive results for the quarter were due in large part to continued enhancements to our industry-leading cost structure and improvements in our natural gas price differentials, which exceeded our expectations for the quarter. Based on our current outlook for the remainder of the year, we are well-positioned to deliver production growth while spending within our operating cash flow, which differentiates Cabot in this challenged market environment."
First Quarter 2016 Financial Results
Equivalent production in the first quarter of 2016 was 160.3 billion cubic feet equivalent (Bcfe), consisting of 153.1 billion cubic feet (Bcf) of natural gas, 1.1 million barrels (Mmbbls) of crude oil and condensate, and 92,000 barrels (Bbls) of natural gas liquids (NGLs).
Cash flow from operations in the first quarter of 2016 was $62.1 million, compared to $267.4 million in the first quarter of 2015. Discretionary cash flow in the first quarter of 2016 was $71.2 million, compared to $240.2 million in the first quarter of 2015. Net loss in the first quarter of 2016 was $51.2 million, or $0.12 per share, compared to net income of $40.3 million, or $0.10 per share, in the first quarter of 2015. Excluding the effect of selected items (detailed in the table below), net loss in the first quarter of 2016 was $55.4 million, or $0.13 per share, compared to net income of $49.2 million, or $0.12 per share, in the first quarter of 2015. EBITDAX in the first quarter of 2016 was $100.9 million, compared to $279.4 million in the first quarter of 2015. See the supplemental tables at the end of this press release for a reconciliation of non-GAAP measures including discretionary cash flow, net income excluding selected items, EBITDAX and net debt to adjusted capitalization ratio.
Natural gas price realizations were $1.49 per thousand cubic feet (Mcf) in the first quarter of 2016, down 39 percent compared to the first quarter of 2015. Natural gas price realizations for the quarter implied a $0.60 discount to NYMEX settlement prices compared to a $0.75 discount to NYMEX settlement prices in the first quarter of 2015 (excluding the impact of hedges). Oil price realizations were $27.65 per Bbl, down 37 percent compared to the first quarter of 2015. NGL price realizations were $7.22 per Bbl, down 35 percent compared to the first quarter of 2015.
Operating expenses (including financing) decreased to $2.26 per thousand cubic feet equivalent (Mcfe) in the first quarter of 2016, a 3 percent improvement compared to $2.33 per Mcfe in the first quarter of 2015. Cash operating expenses (excluding depreciation, depletion and amortization; stock-based compensation; exploratory dry hole cost; and amortization of debt issuance costs) decreased to $1.18 per Mcfe in the first quarter of 2016, a 6 percent improvement compared to $1.26 per Mcfe in the first quarter of 2015.
Cabot drilled 10 net wells and completed 21 net wells during the first quarter of 2016, incurring a total of $91.7 million in capital expenditures associated with activity during this period.
Operational Highlights
Marcellus Shale
During the first quarter of 2016, the Company averaged 1,628 million cubic feet (Mmcf) per day of net Marcellus production (1,913 gross operated Mmcf per day), an increase of 10 percent sequentially compared to the fourth quarter of 2015. During the first quarter, the Company drilled 7 net wells, completed 12 net wells and placed 8 net wells on production.
Cabot is currently operating 1 rig in the Marcellus Shale and plans to remain at this level for the remainder of the year.
Eagle Ford Shale
Cabot's net production in the Eagle Ford Shale during the first quarter of 2016 was 12,975 barrels of oil equivalent (Boe) per day, a decrease of 13 percent sequentially compared to the fourth quarter of 2015. Net oil production during the quarter was 11,908 Bbls per day, a decrease of 6 percent sequentially compared to the fourth quarter of 2015. In addition to natural production declines resulting from reduced operating activity, the primary driver of the lower sequential equivalent production was unscheduled downtime at a third-party processing plant which impacted natural gas and NGL volumes for a significant portion of the quarter. During the first quarter, the Company drilled 3 net wells and completed and placed on production 9 net wells, the majority of which were placed on production late in the quarter.
Cabot is not currently operating a rig in the Eagle Ford Shale and plans to drill 3 additional wells in 2016, all of which are scheduled for the second half of the year.
Non-Core Asset Sale
During the first quarter of 2016, the Company completed the divestiture of certain non-core oil and gas properties in East Texas to an undisclosed buyer for approximately $57 million. At December 31, 2015, proved reserves associated with these properties were 16.7 Bcfe (80% natural gas / 15% NGLs / 5% oil).
Financial Position and Liquidity
During the first quarter of 2016, Cabot closed on an offering of 50.6 million shares of its common stock (including the over-allotment option) for net proceeds of $995.6 million. The Company used a portion of the net proceeds to repay borrowings outstanding under its revolving credit facility.
As of March 31, 2016, Cabot had total debt of $1.6 billion and cash on hand of $579.3 million. The Company’s net debt to adjusted capitalization ratio and net debt to trailing twelve months EBITDAX ratio were 25.8 percent and 1.6x, respectively, compared to 50.1 percent and 2.5x as of December 31, 2015.
Effective April 19, 2016, Cabot's borrowing base was unanimously approved by its 20 lenders at $3.2 billion. With $1.6 billion of senior notes outstanding, this leaves the Company with approximately $1.6 billion of available commitments under the $1.8 billion credit facility. The Company currently has no debt outstanding under the credit facility, resulting in approximately $2.2 billion of liquidity. Cabot’s next annual borrowing base redetermination is scheduled for April 2017.
2016 Derivative Position Update
The Company has approximately 52 Bcf of natural gas swaps for the period of April to October 2016 at a weighted average price of approximately $2.51 per Mcf and 1.4 Mmbbls of crude oil collars for the period of April to December 2016 at a weighted average floor and ceiling price of $38.00 per Bbl and $47.28 per Bbl, respectively.
Second Quarter and Full Year 2016 Guidance
Cabot has provided second quarter net production guidance of 1,575 to 1,600 Mmcf per day for natural gas; 11,500 to 12,250 Bbls per day for crude oil and condensate; and 1,400 to 1,600 Bbls per day for NGLs. The Company expects its natural gas price realizations (before the impact of hedges) to average between $0.50 and $0.55 below NYMEX settlement prices for the second quarter based on current market indications.

Cabot has reaffirmed its $325 million capital budget and its production growth guidance range of 2 to 7 percent for 2016. The Company has also adjusted its 2016 guidance range for contributions to its equity method investments in the Constitution and Atlantic Sunrise pipelines to $30 million to $35 million, down from $80 million to $150 million, to reflect the current expectation for a second half of 2017 in-service date for Atlantic Sunrise and a second half of 2018 in-service date for Constitution. For further disclosure on Cabot's natural gas pricing exposure by index and updated unit cost guidance for the second quarter, please see the current Guidance slide in the Investor Relations section of the Company's website.
Conference Call
A conference call is scheduled for Friday, April 29, 2016, at 9:30 a.m. Eastern Time to discuss first quarter 2016 financial and operating results. To access the live audio webcast, please visit the Investor Relations section of the Company's website at www.cabotog.com. A replay of the call will also be available on the Company's website. The latest financial guidance, including the Company's hedge positions, is also available in the Investor Relations section of the Company's website.
Cabot Oil & Gas Corporation, headquartered in Houston, Texas, is a leading independent natural gas producer with its entire resource base located in the continental United States. For additional information, visit the Company's website at www.cabotog.com.
The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company's Securities and Exchange Commission filings.
FOR MORE INFORMATION CONTACT
Matt Kerin (281) 589-4642

OPERATING DATA

	Three Months Ended March 31,
	2016	2015
PRODUCTION VOLUMES
Natural gas (Bcf)	153.1	161.8
Crude/condensate (Mbbl)	1,110.0	1,428.0
Natural gas liquids (NGLs) (Mbbl)	92.0	166.0
Equivalent production (Bcfe)	160.3	171.4

AVERAGE SALES PRICE
Natural gas, including hedges ($/Mcf)	$1.49	$2.46
Natural gas, excluding hedges ($/Mcf)	$1.49	$2.23
Crude/condensate, including hedges ($/Bbl)	$27.65	$43.82
Crude/condensate, excluding hedges ($/Bbl)	$27.65	$43.82
NGL ($/Bbl)	$7.22	$11.06

AVERAGE UNIT COSTS ($/Mcfe)
Direct operations	$0.16	$0.21
Transportation and gathering	0.68	0.71
Taxes other than income	0.04	0.07
Exploration	0.04	0.05
Depreciation, depletion and amortization	1.01	1.02
General and administrative (excluding stock-based compensation)	0.11	0.10
Stock-based compensation	0.07	0.03
Interest expense	0.15	0.14
	$2.26	$2.33

WELLS DRILLED
Gross	10	43
Net	10	42
Gross success rate	100%	100%

WELLS COMPLETED
Gross	21	39
Net	21	39

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
OPERATING REVENUES
Natural gas	$227,578	$360,191
Crude oil and condensate	30,676	62,558
Gain (loss) on derivative instruments	18,994	34,123
Brokered natural gas	3,180	4,827
Other	1,513	3,066
	281,941	464,765
OPERATING EXPENSES
Direct operations	26,035	36,017
Transportation and gathering	109,652	121,235
Brokered natural gas	2,566	3,739
Taxes other than income	5,994	11,280
Exploration	6,383	8,732
Depreciation, depletion and amortization	161,887	175,497
General and administrative (excluding stock-based compensation)	17,770	16,619
Stock-based compensation(1)	10,606	5,910
	340,893	379,029
Earnings (loss) on equity method investments	2,009	1,421
Gain (loss) on sale of assets	1,354	138
INCOME (LOSS) FROM OPERATIONS	(55,589)	87,295
Interest expense	24,375	23,566
Income (loss) before income taxes	(79,964)	63,729
Income tax expense (benefit)	(28,770)	23,474
NET INCOME (LOSS)	$(51,194)	$40,255
Earnings (loss) per share - Basic	$(0.12)	$0.10
Weighted-average common shares outstanding	431,841	413,344

(1) Includes the impact of the Company’s performance share awards, restricted stock, stock appreciation rights and expense associated with the Supplemental Employee Incentive Plan.

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
(In thousands)

	March 31, 2016	December 31, 2015
ASSETS
Current assets	$720,687	$144,786
Properties and equipment, net (Successful efforts method)	4,837,814	4,976,879
Other assets	144,207	131,373
	$5,702,708	$5,253,038

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$199,382	$235,552
Long-term debt, net (excluding current maturities)	1,583,192	1,996,139
Deferred income taxes	780,295	807,236
Other liabilities	195,779	204,923
Stockholders' equity	2,944,060	2,009,188
	$5,702,708	$5,253,038

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(51,194)	$40,255
Deferred income tax expense (benefit)	(28,973)	15,081
(Gain) loss on sale of assets	(1,354)	(138)
Exploratory dry hole cost	—	162
(Gain) loss on derivative instruments	(18,994)	(34,123)
Net cash received (paid) in settlement of derivative instruments	—	37,685
Income charges not requiring cash	171,675	181,254
Changes in assets and liabilities	(9,070)	27,205
Net cash provided by operating activities	62,090	267,381

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(92,237)	(395,242)
Proceeds from sale of assets	49,828	3,081
Investment in equity method investments	(11,652)	(5,078)
Net cash used in investing activities	(54,061)	(397,239)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in debt	(413,000)	125,000
Sale of common stock, net	995,278	—
Dividends paid	(8,282)	(8,263)
Stock-based compensation tax benefit	—	3,437
Capitalized debt issuance costs	(3,223)	—
Other	—	2,678
Net cash provided by financing activities	570,773	122,852

Net increase (decrease) in cash and cash equivalents	$578,802	$(7,006)

Selected Item Review and Reconciliation of Net Income and Earnings Per Share
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2016	2015
As reported - net income (loss)	$(51,194)	$40,255
Reversal of selected items, net of tax:
(Gain) loss on sale of assets	(862)	(87)
(Gain) loss on derivative instruments (1)	(12,087)	2,246
Drilling rig termination fees	2,028	3,059
Stock-based compensation expense	6,749	3,726
Net income (loss) excluding selected items	$(55,366)	$49,199
As reported - earnings (loss) per share	$(0.12)	$0.10
Per share impact of reversing selected items	(0.01)	0.02
Earnings per share including reversal of selected items	$(0.13)	$0.12
Weighted average common shares outstanding	431,841	413,344

(1) This amount represents the non-cash mark-to-market changes of our commodity derivative instruments recorded in gain (loss) on derivative instruments in the Condensed Consolidated Statement of Operations.

Discretionary Cash Flow Calculation and Reconciliation
(In thousands)

	Three Months Ended March 31,
	2016	2015
As reported - net income (loss)	$(51,194)	$40,255
Plus (less):
Deferred income tax expense (benefit)	(28,973)	15,081
(Gain) loss on sale of assets	(1,354)	(138)
Exploratory dry hole cost	—	162
(Gain) loss on derivative instruments	(18,994)	(34,123)
Net cash received (paid) in settlement of derivative instruments	—	37,685
Income charges not requiring cash	171,675	181,254
Discretionary Cash Flow	71,160	240,176
Changes in assets and liabilities	(9,070)	27,205
Net cash provided by operations	$62,090	$267,381

EBITDAX Calculation and Reconciliation
(in thousands)

	Three Months Ended March 31,
	2016	2015
As reported - net income (loss)	$(51,194)	$40,255
Plus (less):
Interest expense	24,375	23,566
Income tax expense (benefit)	(28,770)	23,474
Depreciation, depletion and amortization	161,887	175,497
Exploration	6,383	8,732
(Gain) loss on sale of assets	(1,354)	(138)
Non-cash (gain) loss on derivative instruments	(18,994)	3,562
(Earnings) loss on equity method investments	(2,009)	(1,421)
Stock-based compensation	10,606	5,910
EBITDAX	$100,930	$279,437

Net Debt Reconciliation
(In thousands)

	March 31, 2016	December 31, 2015
Current portion of long-term debt	$20,000	$20,000
Long-term debt, net	1,583,192	1,996,139
Total debt	$1,603,192	$2,016,139
Stockholders’ equity	2,944,060	2,009,188
Total Capitalization	$4,547,252	$4,025,327

Total debt	$1,603,192	$2,016,139
Less: Cash and cash equivalents	(579,316)	(514)
Net Debt	$1,023,876	$2,015,625

Net debt	$1,023,876	$2,015,625
Stockholders’ equity	2,944,060	2,009,188
Total Adjusted Capitalization	$3,967,936	$4,024,813

Total debt to total capitalization ratio	35.3%	50.1%
Less: Impact of cash and cash equivalents	9.5%	—%
Net Debt to Adjusted Capitalization Ratio	25.8%	50.1%